INVENTORY SECURITY AGREEMENT

THIS AGREEMENT is made as of the 1st day of March, 2004,

BY:

VISUAL BIBLE INTERNATIONAL, INC., a corporation incorporated under the laws of Florida and having its chief executive office at 1235
Bay Street, Toronto, Ontario (the "Corporation")

IN FAVOUR OF:

DELUXE MEDIA SERVICES, INC. (formerly Deluxe Video Services, Inc., and hereinafter referred to as "Deluxe Media")

- and -

DELUXE LABORATORIES, INC.
("Deluxe Labs")

- and -
DELUXE TORONTO LTD.
("Deluxe Toronto")

RECITALS:

A. WHEREAS the Corporation has entered into:

(i) a fulfillment services agreement dated as of January 9, 2004 with Deluxe Labs (the "Fulfillment Agreement");

(ii) a certain video duplication, dvd replication and distribution services agreement dated as of August, 2002 with Deluxe Media (the "Video Agreement"); and

(iii) a film processing agreement dated August 27, 2002 with Deluxe Labs (the "Deluxe Labs Agreement", and collectively with the
Fulfillment Agreement and the Video Agreement, as each such agreement may be modified, supplemented or amended from time to time, the "Deluxe Agreements").

B. AND WHEREAS pursuant to the Deluxe Agreements, the Corporation has certain Obligations (as defined hereinafter) to each of Deluxe Labs, Deluxe Media and Deluxe Toronto (collectively, "Deluxe").

C. AND WHEREAS the Corporation is in material default of the terms of the Deluxe Agreements.

D. AND WHEREAS Deluxe requires that the Corporation enter into this Agreement as a condition to the continued supply by Deluxe of products and services essential to the business of the Corporation.

E. AND WHEREAS the Corporation wishes to continue to receive products and services from Deluxe.

            NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation agrees with Deluxe as follows:

Article 1
INTERPRETATION

1.1 Definitions
            In this Agreement:

1.1.1 "A Unit Debenture" means each of the debentures issued by the Corporation dated December 24, 2002, January 23, 2003, February 6, 2003, March 4, 2003, March 6, 2003 and March 20, 2003, as the same may be amended, modified or supplemented from time to time;

1.1.2 "Account" means any monetary obligation not evidenced by Chattel Paper, an Instrument or a Security, whether or not it has been earned by performance;

1.1.3 "this Agreement", "hereto", "herein", "hereof", "hereby",
"hereunder" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular Article, section or other portion hereof;

1.1.4 "B Unit Debenture" means each of the debentures issued by the Corporation dated August 28, 2003, as the same may be amended, modified or supplemented from time to time;

1.1.5 "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

1.1.6 "Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

1.1.7 "Collateral" means the DVD Discs, the Videocassettes, the Release Prints (as defined in the Labs Agreement) and the Packaging as produced or manufactured by Deluxe on or after March 1, 2004 for shipment on or after March 7, 2004 and all Proceeds therefrom;

1.1.8 "Disbursement Agreement" means the agreement to be entered into between the Corporation, Deluxe, Red Brook Developments Limited on its own behalf and on behalf of the holders of the A Unit
Debentures and the holders of the B Unit Debentures and the disbursing agent thereunder or any replacement agreement or substantially similar agreement entered into by the Corporation;

1.1.9 "Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

1.1.10 "DVD Disc" means a digital versatile disc replicate of a digital linear tape containing a file or files containing video data, audio data or computer data, or any combination thereof, that are already compressed and authored to comply with certain industry specifications and the master tape input specifications mutually acceptable to Deluxe and the Corporation, produced by Deluxe pursuant to the Video Agreement;

1.1.11 "Event of Default" means the first to occur of any of the following:

1.1.11.1 a default or event of default as defined in the A Unit
Debenture or the B Unit Debenture;

1.1.11.2 the occurrence of an event under section 6 of the Deluxe
Labs Agreement, section 12 of the Video Agreement or section 18 of the Fulfillment Agreement, entitling Deluxe to terminate the applicable agreement;

1.1.11.3 a material breach of the representations, warranties, covenants or obligations contained in this Agreement which the Corporation has not rectified within 10 Business Days of notice of the breach given by Deluxe to the Corporation; or

1.1.11.4 a material breach by the Corporation of the covenants or obligations contained in the Disbursing Agent Agreement which the Corporation has not rectified within 3 Business Days of the occurrence of such breach;

1.1.12 "Elements" means all film negatives, master positives, master video tapes, submaster video tapes, video cassettes, submaster positives, soundtracks, reversal originals, reversal intermediates, cuts, trims, positive prints, video dubs, separations, audio tapes, sprocketed magnetic film, sound track optical negatives, striped film prints, film prints, digital linear master tapes, digital versatile disc masters and all video, audio, data and still images in the form of tapes and/or files and other programming which is to be converted into digital linear master tapes, all as in the possession of Deluxe;

1.1.13 "Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities;

1.1.14 "Instrument" means,

1.1.14.1 a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

1.1.14.2 a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

but does not include a writing that constitutes part of Chattel
Paper, a Document of Title or a Security;

1.1.15 "Intangible" means all personal property, including choses in action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

1.1.16 "Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

1.1.17 "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

1.1.18 "Obligations" means amounts owing to Deluxe by the Corporation for:

1.1.18.1 the Duplication Services, the Packaging Services, the
Distribution Services and the Replication Services (as each term is defined in the Video Agreement) in accordance with the terms of the Video Agreement;

1.1.18.2 the processing and furnishing of Release Prints in accordance with the terms of the Deluxe Labs Agreement; and

1.1.18.3 the Fulfillment Services (as defined in the Fulfillment Agreement) in accordance with the terms of the Fulfillment Agreement; only in respect of such services that were provided by Deluxe to the Corporation in respect of Collateral produced or manufactured by Deluxe on or after March 1, 2004 for shipment on or after March 7, 2004;

1.1.19 "Packaging" means all graphics, inserts and appropriate packaging materials specified by the Corporation to be included with the DVD Discs and Videocassettes as provided by Deluxe pursuant to the Packaging Services (as defined in the Video Agreement);

1.1.20 "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

1.1.21 "PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

1.1.22 "Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with Collateral or the proceeds therefrom, including Accounts, and also includes any payment representing indemnity or compensation for loss of or damage to Collateral or proceeds therefrom;

1.1.23 "Purchase-Money Security Interest" means,

1.1.23.1 a security interest taken or reserved in Collateral to secure payment of all or part of its price, or

1.1.23.2 a security interest taken by a Person who gives Value for the purpose of enabling the Corporation to acquire rights in or to Collateral to the extent that the Value is applied to acquire the rights, but does not include a transaction of sale by and lease back to the seller;

1.1.24 "Receiver" means any of a receiver, manager, receiver-manager and receiver and manager;

1.1.25 "Security" means a document that is,

1.1.25.1 issued in bearer, order or registered form,

1.1.25.2 of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

1.1.25.3 one of a class or series or by its terms is divisible into a class or series of documents, and

1.1.25.4 evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

and includes an uncertificated security within the meaning of Part
VI (Investment Securities) of the Business Corporations Act (Ontario);

1.1.26 "Security Interest" has the meaning attributed to such term in section 2.1;

1.1.27 "Value" means any consideration sufficient to support a simple contract and includes an antecedent debt or liability;

1.1.28 "Videocassette" means videotapes on which a VHS duplicate of a VHS master videotape has been recorded and produced by Deluxe pursuant to the Video Agreement.

1.2 Headings
            The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3 References to Articles and Sections
            Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4 Currency
            Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in the currency of the United States of America.

1.5 Gender and Number
            In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6 Invalidity of Provisions
            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7 Amendment, Waiver
            No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.
 No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8 Governing Law, Attornment
            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Corporation hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

Article 2
SECURITY INTEREST

2.1 Creation of Security Interest
          The Corporation hereby grants to Deluxe, by way of security interest, mortgage, pledge, charge, assignment and hypothec, a security interest (the "Security Interest") in the Collateral. The Corporation acknowledges that between Deluxe and the Corporation, the Security Interest shall be a Purchase-Money Security Interest in the Collateral. Nothing in this Agreement shall be deemed to modify, replace, restrict or impair any Liens granted by the Corporation to Deluxe under the Deluxe Agreements, which Liens are separate from and in addition to the Security Interest, and nothing in this Agreement shall be deemed or construed as amending the rights or obligations of Deluxe or the Corporation with respect to any such Liens.

2.2 Attachment
            The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Corporation has rights in such Collateral.

Article 3
OBLIGATIONS SECURED

3.1 Obligations Secured
            The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

Article 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties
            The Corporation represents and warrants, and so long as this Agreement remains in effect shall be deemed continuously to represent and warrant, that:

4.1.1 it is duly incorporated and validly existing under the laws of the State of Florida and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

4.1.2 it has the corporate power and capacity to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

4.1.3 it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

4.1.4 there is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of the Corporation to manage or supervise the business and affairs of the Corporation;

4.1.5 the entering into of this Agreement and the performance by the Corporation of its obligations hereunder does not and will not contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Corporation;

4.1.6 this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

4.1.7 the Corporation does not have or use a French form of name or a combined English and French form of name; and

4.1.8 the Corporation is the sole owner of all of the Elements delivered to Deluxe by the Corporation or for the Corporation's account.

Article 5
CERTAIN AGREEMENTS OF THE CORPORATION

5.1 General Agreements
            The Corporation agrees that:

5.1.1 it shall carry on and conduct its business in a proper and efficient manner and so as to protect and preserve the Collateral and shall keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for its business and accurate and complete records concerning Collateral;

5.1.2 Subject to the Corporation having knowledge of such locations, it shall promptly advise Deluxe as to the location of any Collateral;

5.1.3 it shall pay all taxes, rates, levies, assessments and other charges of every kind which may be lawfully levied, assessed or imposed against or in respect of it or Collateral as and when the same become due and payable;

5.1.4 it shall notify Deluxe promptly of:

5.1.4.1 any change in the information contained in this Agreement, its business or the Collateral;

5.1.4.2 the details of any claims or litigation affecting it or the Collateral;

5.1.4.3 any loss of or damage to the Collateral;

5.1.4.4 any default by any Person in payment or other performance of its material obligations with respect to Collateral; and

5.1.4.5 the return to or repossession by it of Collateral;

5.1.5 it shall deliver to Deluxe from time to time promptly upon request:

5.1.5.1 any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral;

5.1.5.2 all statements of accounts, bills, invoices and books of account relating to Accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

5.1.5.3 all policies and certificates of insurance relating to Collateral; and

5.1.5.4 such information concerning the Collateral as Deluxe may reasonably request;

5.1.8 it shall not change its name without giving prior written notice to Deluxe of the new name and the date upon which such change of name is to take effect.

5.2 Restrictions on Dealing with Collateral
            The Corporation shall not, without the prior consent in writing of Deluxe, create, assume or suffer to exist any Lien upon Collateral ranking or purporting to rank in priority to or pari passu with the Security Interest. No provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any other Lien, whether or not such Lien is permitted hereunder or otherwise.

5.3 Verification of Collateral
            Deluxe shall have the right at any time and from time to time to verify the existence and state of Collateral in any manner Deluxe may consider appropriate and the Corporation agrees to furnish all assistance and information and to perform all such acts as Deluxe may reasonably request in connection therewith and for such purpose to grant to Deluxe or its agents access to all places where Collateral may be located and to all premises occupied by the Corporation.

5.4 Expenses
            The Corporation shall pay to Deluxe on demand all of Deluxe's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis and Receiver's fees) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, including, without limitation, all such costs, charges and expenses in connection with taking possession of Collateral, carrying on the Corporation's business for the purpose of completing, processing or otherwise dealing with Collateral, collecting the Corporation's accounts and taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral, together with interest on such costs, charges and expenses from the dates incurred to the date of payment at the rate of 10%.

5.5 Further Assurances
            The Corporation shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, mortgages, pledges, charges, assignments, security agreements, hypothecs and assurances (including instruments supplemental or ancillary hereto) and such financing statements, filing statements under the Uniform Commercial Code and other registration requirements as Deluxe may from time to time request to better assure and perfect its security on Collateral.

Article 6
remedies and COLLECTION OF DEBTS

6.1 Events of Default
            Within 3 Business Days of the occurrence of an Event of Default, the Corporation shall advise Deluxe of such occurrence. Upon the occurrence of any Event of Default, at the option of Deluxe, all Obligations shall become immediately due and payable.

6.2 Collection of Debts
            Immediately after the occurrence of an Event of Default, Deluxe may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting Collateral and may also direct such Person to make all payments on account of any such debt or liability to Deluxe. Subject to the terms of the Disbursing Agent Agreement, the Corporation acknowledges that any payments received by the Corporation from such Persons, whether before or after notification of the Security Interest to such Persons and whether before or after the occurrence of an Event of Default, shall be received and held by the Corporation in trust, or as agent in the Province of Quebec, for Deluxe and shall be turned over to Deluxe upon request.

6.3 Appointment of Receiver

6.3.1 Upon the occurrence of an Event of Default, Deluxe may apply to a court for the appointment of a Receiver to take possession of all or such part of the Collateral as Deluxe shall designate, with such duties, powers and obligations as the court making the appointment shall confer;

6.3.2 Upon the occurrence of an Event of Default, Deluxe may appoint by instrument any Person, whether an officer or an employee of Deluxe or not, to be a Receiver of Collateral and may remove any Receiver so appointed and appoint another in place of such Receiver in the same manner. Any such Receiver shall be deemed the agent of the Corporation and not of Deluxe, to the extent permitted by applicable law, for the purpose of (i) carrying on and managing the business and affairs of the Corporation for the purpose of completing, processing or otherwise dealing with Collateral, and
(ii) establishing liability for all acts or omissions of the Receiver while acting as such, and Deluxe shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents.

6.3.2.1 Subject to the provisions of the instrument appointing it, any such Receiver shall have the power to take possession of Collateral, to preserve Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of the Corporation for the purpose of completing, processing or otherwise dealing with Collateral and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral in such manner and on such terms as it considers to be commercially reasonable. To facilitate the foregoing powers, any such Receiver may enter upon, use and occupy all premises owned or occupied by the Corporation wherein Collateral may be situate to the exclusion of all others to the extent permitted by law, including the Corporation, maintain Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in the exercise of the rights, powers and remedies set out in this Agreement and use Collateral directly in carrying on the Corporation's business to the extent permitted herein, or as security for loans or advances to enable it to carry on the Corporation's business to the extent permitted herein, or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies:

6.3.2.2 to make payments to Persons having prior rights or Liens on Collateral; and

6.3.2.3 to demand, commence, continue or defend proceedings in the name of Deluxe or of the Receiver or in the name of the Corporation for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of Collateral and to give effectual receipts and discharges therefor.

6.3.2.4 Except as may be otherwise directed by Deluxe, all Proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust, or as agent in the Province of Quebec, for and paid over to Deluxe. Every such Receiver may, in the discretion of Deluxe, be vested with all or any of the rights and powers of Deluxe.

6.4 Exercise of Remedies by Lender
            Upon the occurrence of an Event of Default, Deluxe may, either directly or through its agents or nominees, exercise all the powers and rights available to a Receiver by virtue of section 6.3. In addition, upon the occurrence of an Event of Default, Deluxe shall be entitled to complete and ship any existing orders made by the Corporation pursuant to the Deluxe Agreements, and the Proceeds therefrom shall be dealt with in accordance with the terms of the Disbursement Agreement. Further, upon the occurrence of an Event of Default, Deluxe shall have the right to accept Collateral in satisfaction of the Obligations by complying with applicable laws governing the enforcement of this right. In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Corporation and Deluxe and in addition to any other rights Deluxe may have at law or in equity or otherwise, Deluxe shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

6.5 Possession of Collateral
            The Corporation acknowledges that Deluxe or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Corporation agrees upon request from Deluxe or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.
6.6 Remedies Not Exclusive
            All rights, powers and remedies of Deluxe under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by Deluxe and any other rights, powers and remedies of Deluxe however created or arising. No single or partial exercise by Deluxe of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by Deluxe shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. Deluxe shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which Deluxe may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by Deluxe in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

6.7 Corporation Liable for Deficiency
            The Corporation shall remain liable to Deluxe for any deficiency if the proceeds of any sale, lease or disposition of Collateral received by Deluxe are insufficient to pay the Obligations.

6.8 Exclusion of Liability of Lender and Receiver
            Deluxe shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including without limitation any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect Collateral, to carry on all or any part of the business of the Corporation for the purpose of completing, processing or otherwise dealing with Collateral or to take any steps or proceedings for any such purposes. Except as may be required by applicable law, neither Deluxe nor any Receiver appointed by it shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of Collateral including without limitation any Instrument or Chattel Paper, whether or not in Deluxe's or the Receiver's possession, and neither Deluxe nor any Receiver appointed by it shall be liable for failure to do so. Deluxe shall not be liable to the Corporation for any loss or damage which the Corporation may hereafter suffer or incur as a result of the negligence of any Receiver appointed by it in the collection, enforcement, recovery, receipt, realization or disposition of, or demand or suit for, Collateral or the enforcement of its rights, powers or remedies hereunder. Subject to the foregoing, Deluxe shall use reasonable care in the custody and preservation of Collateral in its possession.

6.9 Notice of Sale
            Unless required by law, neither Deluxe nor any Receiver appointed by it shall be required to give the Corporation any notice of any sale, lease or other disposition of Collateral, the date, time and place of any public sale of Collateral or the date after which any private disposition of Collateral is to be made.

Article 7
APPLICATION OF PROCEEDS

7.1 Application of Proceeds
            The Proceeds arising from the enforcement of the Security Interest as a result of the possession by Deluxe or the Receiver of Collateral or from any sale, lease or other disposition of, or realization of security on, Collateral (except following acceptance of Collateral in satisfaction of the Obligations) shall be applied by Deluxe or the Receiver in the following order, except to the extent otherwise required by law:

7.1.1 first, in payment of Deluxe's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement, and in payment of the reasonable remuneration of the Receiver, if any, and the reasonable costs, charges and expenses incurred by the Receiver, if any, in the exercise of all or any of the rights, powers or remedies granted under this Agreement;

7.1.2 second, in payment of amounts paid by Deluxe or the Receiver pursuant to section 6.3.2.1 and 6.3.2.2.

7.1.3 third, in payment of all money borrowed or advanced by Deluxe or the Receiver, if any, pursuant to the exercise of the rights, powers or remedies set out in this Agreement and any interest thereon;

7.1.4 fourth, in payment of the remainder of the Obligations in such order of application as Deluxe may determine;

7.1.5 fifth, subject to sections 7.2 and 7.3, to any Person who has a security interest in such Collateral that is subordinate to that of Deluxe and whose interest,

7.1.5.1 was perfected by possession, the continuance of which was prevented by Deluxe or the Receiver taking possession of such Collateral, or

7.1.5.2 was, immediately before the sale, lease or other disposition by Deluxe or the Receiver, perfected by registration;

7.1.6 sixth, subject to sections 7.2 and 7.3, to any other Person with an interest in such Proceeds who has delivered a written notice to Deluxe or the Receiver of the interest before the distribution of such Proceeds; and

7.1.7 last, subject to sections 7.2 and 7.3, to the Corporation or any other Person who is known by Deluxe or the Receiver to be an owner of such Collateral.

7.2 Proof of Interest
            Deluxe or the Receiver may require any Person mentioned in sections 7.1.5, 7.1.6 or 7.1.7 to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by Deluxe or the Receiver, Deluxe or the Receiver need not pay over any portion of the Proceeds referred to therein to such Person.

7.3 Payment Into Court
            Where there is a question as to who is entitled to receive payment under sections 7.1.5, 7.1.6 or 7.1.7, Deluxe or the Receiver may pay the Proceeds referred to therein into court.

7.4 Monies Actually Received
            The Corporation shall be entitled to be credited only with the actual Proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, Collateral when received by Deluxe or the Receiver and such actual Proceeds shall mean all amounts received in cash by Deluxe or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, Collateral.

Article 8
GENERAL

8.1 Power of Attorney
            Effective upon the occurrence of an Event of Default, the Corporation hereby appoints Deluxe as the Corporation's attorney, with full power of substitution, in the name and on behalf of the Corporation, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Corporation has herein agreed to execute, deliver and do or as may be required by Deluxe or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on Deluxe, and generally to use the name of the Corporation in the exercise of all or any of the rights, powers or remedies hereby conferred on Deluxe. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Corporation or for any other reason.

8.2 Set-Off
            Deluxe may at any time and from time to time, without notice to the Corporation or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Corporation with Deluxe, and any other indebtedness and liability of Deluxe to the Corporation, matured or unmatured, against and on account of the Obligations when due, in such order of application as Deluxe may from time to time determine.

8.3 Dealings with Others
            Deluxe may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Corporation, the Corporations of the Corporation, sureties and other Persons and with Collateral and other security as Deluxe sees fit, without prejudice to the liability of the Corporation to Deluxe or the rights, powers and remedies of Deluxe under this Agreement.

8.4 Perfection of Security
            The Corporation authorizes Deluxe to file such financing statements and other documents and do such acts, matters and things as Deluxe may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of Deluxe in Collateral and to realize upon the Security Interest.

8.5 Communication
            Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during or within three Business Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates and, in the case of Deluxe, in the same department noted below. Any notice or other communication by Deluxe may be given by any one of Deluxe Labs, Deluxe Media or Deluxe Toronto or any representative on their behalf. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Notice and other communications shall be addressed as follows:

(a) if to Deluxe:

Deluxe Laboratories, Inc.
1377 N. Serrano Avenue
Hollywood, California
90027-5623
Attention:     President
Telephone Number:   (323) 466-6325
Telecopier Number:       (323) 467-9787

- and -

Deluxe Toronto Ltd.
350 Evans Avenue
Toronto, Ontario
M8Z 1K5
Attention:     President
Telephone Number:   (416) 205-8037
Telecopier Number:  (416) 364-3601

- and -

Deluxe Media Services Inc.
568 Atrium Way
Vernon Hills, Illinois
60061
Attention:     President
Telephone Number:   (847) 990-4101
Telecopier Number:  (847) 549-8286

(b) if to the Corporation:

Visual Bible International, Inc.
1235 Bay Street, Suite 300
Toronto, ON  M5B 3K4
Attention:     Executive Vice-President and Chief Financial Officer
Telecopier number:  416 323 2334

            Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

8.6 Successors and Assigns
            This Agreement shall be binding on the Corporation and its successors and shall enure to the benefit of Deluxe and its successors and assigns. This Agreement shall be assignable by Deluxe free of any set-off, counter-claim or equities between the Corporation and Deluxe, and the Corporation shall not assert against an assignee of Deluxe any claim or defence that the Corporation has against Deluxe.

8.7 Copy Received
            The Corporation hereby acknowledges receipt of a copy of this Agreement.

            IN WITNESS WHEREOF the Corporation has executed this Agreement as of this 1st day of March, 2004.

VISUAL BIBLE INTERNATIONAL, INC.


by:
Name:
Title:


by:
Name:
Title: